Exhibit 99.1

McCLATCHY REPORTS SECOND QUARTER RESULTS

SACRAMENTO, Calif., July 24, 2008 – The McClatchy Company (NYSE-MNI) today reported net income from continuing operations in the second quarter of 2008 of $20.1 million, or 24 cents per share. Adjusted earnings from continuing operations(1) excluding several unusual items in the second quarter of 2008 were $17.3 million or 21 cents per share. Total net income including discontinued operations was $19.7 million, or 24 cents per share.

Earnings in the second quarter of 2008 included the impact of several unusual events including: a gain on the sale of a one-third interest in SP Newsprint Company (SP), a gain on the extinguishment of debt related to a bond tender, the charges related to implementing a previously announced restructuring plan, the write-down of certain internet investments and a charge for certain discrete tax items.

The company’s second quarter 2007 earnings from continuing operations were $34.5 million, or 42 cents per share, and included the effect of an after-tax non-cash loss of $4.7 million, or six cents per share, related to the settlement of litigation and amendment to a Joint Operating Agreement paid by the Seattle Times Company (STC) in which McClatchy is a 49.5% owner.  The company’s total net income for the second fiscal quarter of 2007, including the results of discontinued operations, was $35.2 million, or 43 cents per share.

Revenues in the second quarter of 2008 were $489.7 million, down 15.6% from revenues from continuing operations of $580.0 million in the second quarter of 2007.  Advertising revenues were $406.3 million, down 16.8% from 2007, and circulation revenues were $66.1 million, down 5.2%.  Online advertising revenues grew 12.5% in the second quarter of 2008 and were 11.8% of total advertising revenues compared to 8.6% of total advertising revenues for all of 2007.

On March 31, 2008 (the first day of the company’s second fiscal quarter), McClatchy and its partners, affiliates of Cox Enterprises, Inc. and Media General, Inc., completed the sale of SP Newsprint Company, of which McClatchy was a one-third owner. The pre-tax gain on the sale of SP was $32.0 million and proceeds of $55 million from the sale were used to reduce debt.

In May 2008, the company purchased $300 million aggregate principal amount of its outstanding publicly traded debt securities for $282.4 million and recorded a pre-tax gain of $19.5 million.  The Company repaid $294.7 million in debt in the second quarter reducing total debt to $2.10 billion from $2.40 billion at the end of the first quarter.

On June 16, 2008, the company announced a restructuring plan which is expected to result in $95 million to $100 million in annual savings over the next four quarters. This plan includes a reduction in workforce of approximately 10% and is expected to result in severance of approximately $30 million. The company expects to reduce non-newsprint cash expense in the low double-digit percentage range over the balance of 2008 excluding the severance. Second quarter 2008 results include related severance and retirement plan curtailment charges of $23.3 million.

On June 30, 2008 (the first day of the company’s third fiscal quarter) the company sold its 15.0% interest in ShopLocal, LLC for $7.875 million and used the proceeds to reduce debt.  A tax benefit from the sale is expected to result in cash tax savings of approximately $5.6 million in the fourth quarter of 2008. The company reduced its carrying value of ShopLocal to match the sales price. In addition, one of the internet companies in which McClatchy has an investment incurred an impairment on a product and as a result, the company recognized a charge related to this investment in the second quarter. The total non-cash pre-tax charges related to impairments of internet investments, including ShopLocal, in the second quarter were $21.5 million.

First Six Months Results:

Income from continuing operations for the first six months of 2008 was $19.1 million or 23 cents per share, and was affected by the issues discussed above as well as two additional items in the first quarter of 2008 which are discussed in the table of adjusted earnings(1) below. Adjusted earnings from continuing operations were $20.0 million or 24 cents in the first half of 2008.  The company’s total net income for the first six months of 2008 including the results of discontinued operations was $18.8 million, or 23 cents per share.

Earnings from continuing operations for the first half of 2007 were $49.0 million or 60 cents per share including the settlement of litigation and amendment to a Joint Operating Agreement paid by the Seattle Times Company.  The company’s total net income, including the results of discontinued operations, for the first half of 2007 was $44.3 million, or 54 cents per share. Discontinued operations reflect the results of the (Minneapolis) Star Tribune newspaper which was sold on March 5, 2007.

Revenues from continuing operations in the first six months of 2008 were down 14.7% to $978.0 million compared to $1.1 billion in 2007.  Advertising revenues in 2008 totaled $810.4 million, down 16.1% and circulation revenues were $133.9 million, down 5.4%.  Online advertising revenues grew 11.5% in the first half of 2008 and represented 11.6% of total advertising revenues.

Debt repayments totaled more than $370 million in the first six months of 2008 and the company noted that debt was $ 2.10 billion as of June 29, 2008.

Management’s Comments:

Commenting on McClatchy’s results, Gary Pruitt, chairman and chief executive officer, said, “Our advertising revenues in the second quarter of 2008 were down in the mid-teen percentage range and continued to be hurt by the weak economy and the secular shift in advertising to the internet.

“We were pleased to see strength in our online business in the second quarter, reflected in both audience growth and advertising sales. Through the second quarter, unique visitors to our websites were up 24.7% following 41.4% growth in the first quarter.

“Online advertising revenues grew a strong 12.5% in the second quarter of 2008. Excluding employment advertising, which is the category most tied to print up-sell advertising and which has declined nationally both in print and online, our online advertising grew 58.5% in the second quarter of this year. We were pleased to note that nearly 50% of our online advertising came from ads placed only online; they were not tied to a print up-sell.

“Despite the strong growth in our online business, the advertising environment continues to be weak and we expect revenues to continue to be down. Whether revenues improve from recent trends depends upon the direction of the overall economy.

“We are not standing idly by; we are investing significantly in our online operations, including adding sales staff, realigning sales incentives to focus on driving sales and expanding online sales training budgets and efforts. We are working with industry peers and technology companies to offer the best online products.  Our partnership with Yahoo will enhance audience reach and enable us to build and refine capabilities for highly targeted advertising and online search, further growing online revenues. In June we named Stephen Bernard to a newly-created position as corporate vice president for advertising to better serve our large retail and national customers both online and in print.

“We are also focused on our cost structure. The continuing decline in print advertising means we have accelerated plans to become a smaller, more efficient company well-positioned for future success in an increasingly competitive environment. We are aggressively pursuing synergies with other newspapers, such as the announcement to partner with Pioneer Newspapers to print our Boise, Idaho, and Bellingham, Wash., papers beginning in 2009.  On June 16 we announced a plan to reduce our workforce through both voluntary and involuntary separations by about 1,400 full-time equivalent employees. We are retaining our strategic focus on sales, news and online operations as we realign our cost structure, but are taking advantage of opportunities to streamline operations.  Excluding severance and other benefit charges related to this restructuring plan, cash expenses were down 9.1% in the second quarter, and were down 10.0% in the first half of 2008.

“We are committed to doing more if revenues decline further in the second half. Our board will meet during the third quarter to consider dividend policies and we will look at additional cost saving measures as necessary. But we know that economic slowdowns do not last forever and our 151-year-old company has been successful by taking a long-term view and staying true to our strategic plan. So while we will remain focused on realigning our cost structure as we transition to an integrated multimedia company in print and online, we are also focused on continuing to be the leading local media company in some of the best growth markets in the nation. We are working hard to position the company to benefit from a stronger economy once conditions improve.”

Pat Talamantes, McClatchy’s chief financial officer, said, “We continue to generate significant cash. Our cash flow, coupled with asset sales and the income tax refund related to our sale of the (Minneapolis) Star Tribune in 2007, allowed us to repay more than $370 million of debt in the first half. Debt at the end of the quarter was $2.1 billion, compared to $2.5 billion at the end of 2007. As a result, our interest expense declined $12.9 million or 26% from second quarter 2007. We have met all of our financial obligations, including the financial covenants in our credit agreement, and we expect to continue to do so. We continue to monitor our financial position and have good relationships with our bank group, and we will seek an amendment to our covenants if necessary. We still expect to make further progress in deleveraging our balance sheet and expect total debt to be in the $2 billion range by the end of 2008.”

(1)Adjusted Earnings From Continuing Operations and EPS:

Earnings in the second quarter of 2008 included the impact of several unusual events including: the sale of a one-third interest in SP Newsprint Company (SP), a gain on the extinguishment of debt related to a second quarter bond tender, the impact of implementing a previously announced restructuring plan, the write-down of certain internet investments and a charge for certain discrete tax items. The company’s 2008 first quarter results included two charges: a charge related to an amendment to the company’s bank agreement that provides the company greater flexibility under its debt covenants, and a charge for certain discrete tax items. The impacts of these items on 2008 results are summarized below (dollars in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	Amount	Per share	Amount	Per share

Income(loss) from continuing operations	$20,051	$0.24	$19,057	$0.23
Unusual items, net of tax:
Gain on sale of SP Newsprint Co interest	(19,393)	(0.23)	(19,393)	(0.23)
Gain on extinguishment of debt	(12,299)	(0.14)	(12,299)	(0.14)
Restructuring related charges	13,188	0.16	14,373	0.17
Impairments related to internet investments	13,532	0.16	13,532	0.16
Write-off of financing costs, net of tax	-	-	1,914	0.02
Certain discrete tax items	2,245	0.02	2,851	0.03
Adjusted income from continuing operations	$17,324	$0.21	$20,035	$0.24

Non-GAAP measures should not be considered a substitute for GAAP measures. However, the adjusted income from continuing operations provides meaningful supplemental information about the company’s 2008 underlying results of operations, and management believes it assists investors and financial analysts in analyzing and forecasting future periods.

The company’s statistical report, which summarizes revenue performance for June, the second fiscal quarter and first half of 2008, follows.

At noon Eastern Time today, McClatchy will review its results in a conference call (877-278-1205 pass code 53484230) and webcast (www.mcclatchy.com).  The webcast will be archived at McClatchy’s website.

About McClatchy

The McClatchy Company is the third largest newspaper company in the United States, with 30 daily newspapers, approximately 50 non-dailies, and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which extend its audience reach. The websites offer users comprehensive news and information, advertising, e-commerce and other services. Together with its newspapers and direct marketing products, these interactive operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the Fort Worth Star-Telegram, The Kansas City Star, the Charlotte Observer, and The (Raleigh) News & Observer.

McClatchy also owns a portfolio of premium digital assets, including 14.4% of CareerBuilder, the nation's largest online job site, and 25.6% of Classified Ventures, a newspaper industry partnership that offers two of the nation's premier classified websites: the auto website, cars.com, and the rental site, apartments.com. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, anticipated savings from cost reduction efforts, cash flows, debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the duration and depth of an economic recession in markets where McClatchy operates its newspapers may reduce its income and cash flow greater than expected; McClatchy may not consummate contemplated transactions which may enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; McClatchy’s expense and income levels could be adversely affected by changes in the cost of newsprint and McClatchy’s operations could be negatively affected by any deterioration in its labor relations, as well as the other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

The McClatchy Company
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
REVENUES - NET:
Advertising	$406,328	$488,277	$810,351	$965,300
Circulation	66,055	69,707	133,919	141,587
Other	17,300	22,043	33,696	39,698
	489,683	580,027	977,966	1,146,585
OPERATING EXPENSES:
Compensation	229,057	228,959	447,910	465,283
Newsprint and supplements	64,189	72,186	124,647	147,603
Depreciation and amortization	36,649	38,357	73,031	76,190
Other operating expenses	116,073	123,144	231,929	252,740
	445,968	462,646	877,517	941,816

OPERATING INCOME	43,715	117,381	100,449	204,769

NON-OPERATING (EXPENSES) INCOME:
Interest expense	(36,668)	(49,556)	(81,945)	(103,341)
Interest income	475	42	571	106
Equity losses in unconsolidated companies, net	(366)	(11,198)	(13,490)	(20,947)
Impairments related to internet investments	(21,515)	-	(21,515)	-
Gain on sale of SP Newsprint	31,976	-	31,976	-
Gain on extinguishment of debt	19,500	-	19,500	-
Other - net	105	791	1,019	743
	(6,493)	(59,921)	(63,884)	(123,439)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAX PROVISION	37,222	57,460	36,565	81,330

INCOME TAX PROVISION	17,171	22,929	17,508	32,286

INCOME FROM CONTINUING OPERATIONS	20,051	34,531	19,057	49,044

INCOME (LOSS) FROM DISCONTINUED OPERATIONS -
NET OF INCOME TAXES	(386)	705	(242)	(4,778)

NET INCOME	$19,665	$35,236	$18,815	$44,266

NET INCOME PER COMMON SHARE:
Basic:
Income from continuing operations	$0.24	$0.42	$0.23	$0.60
Income (loss) from discontinued operations	(0.00)	0.01	(0.00)	(0.06)
Net income per share	$0.24	$0.43	$0.23	$0.54

Diluted:
Income from continuing operations	$0.24	$0.42	$0.23	$0.60
Income (loss) from discontinued operations	(0.00)	0.01	(0.00)	(0.06)
Net income per share	$0.24	$0.43	$0.23	$0.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	82,264	81,976	82,220	81,931
Diluted	82,317	82,037	82,274	82,010

See notes to consolidated financial statements.

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	June
	Combined			Print Only			Online Only

Revenues - Net:	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Advertising
Retail	$56,715	$65,433	-13.3%	$52,851	$63,225	-16.4%	$3,864	$2,208	75.0%
National	10,853	14,635	-25.8%	9,552	13,980	-31.7%	1,301	655	98.6%
Classified Total	40,355	57,234	-29.5%	30,394	46,336	-34.4%	9,961	10,898	-8.6%
Automotive	10,949	13,731	-20.3%	8,152	11,750	-30.6%	2,797	1,981	41.2%
Real Estate	10,204	16,637	-38.7%	8,746	15,438	-43.3%	1,458	1,199	21.6%
Employment	11,832	19,582	-39.6%	6,835	12,344	-44.6%	4,997	7,238	-31.0%
Other	7,370	7,284	1.2%	6,661	6,804	-2.1%	709	480	47.7%
Direct Marketing	10,947	10,168	7.7%	10,947	10,168	7.7%
Other Advertising	123	273	-54.9%	123	273	-54.9%
Total Advertising	$118,993	$147,743	-19.5%	$103,867	$133,982	-22.5%	$15,126	$13,761	9.9%

Circulation	19,813	21,112	-6.2%
Other	5,577	5,736	-2.8%
Total Revenues	$144,383	$174,591	-17.3%

Advertising Revenues by Market:
California	$21,877	$30,459	-28.2%	$19,479	$28,277	-31.1%	$2,398	$2,182	9.9%
Florida	16,622	20,595	-19.3%	14,431	18,590	-22.4%	2,191	2,005	9.3%
Texas	12,796	15,323	-16.5%	11,486	14,169	-18.9%	1,310	1,154	13.5%
Southeast	34,558	41,133	-16.0%	29,757	36,824	-19.2%	4,801	4,309	11.4%
Midwest	19,169	22,239	-13.8%	16,533	20,119	-17.8%	2,636	2,120	24.3%
Northwest	13,875	17,480	-20.6%	12,181	15,620	-22.0%	1,694	1,860	-8.9%
Other	96	514	-81.3%	0	383	-100.0%	96	131	-26.7%
Total Advertising	$118,993	$147,743	-19.5%	$103,867	$133,982	-22.5%	$15,126	$13,761	9.9%

Advertising Statistics for Dailies:
Full Run ROP Linage				2,237.4	2,592.6	-13.7%

Millions of Preprints Distributed				458.2	501.2	-8.6%

Average Paid Circulation:*
Daily				2,501.1	2,606.1	-4.0%
Sunday				3,149.1	3,309.0	-4.8%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	Quarter 2
	Combined			Print Only			Online Only

Revenues - Net:	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Advertising
Retail	$196,497	$213,340	-7.9%	$184,681	$206,801	-10.7%	$11,816	$6,539	80.7%
National	36,682	46,065	-20.4%	32,447	44,290	-26.7%	4,235	1,775	138.6%
Classified Total	135,144	187,941	-28.1%	103,085	153,475	-32.8%	32,059	34,466	-7.0%
Automotive	35,997	43,778	-17.8%	27,563	37,740	-27.0%	8,434	6,038	39.7%
Real Estate	34,412	54,724	-37.1%	29,891	50,926	-41.3%	4,521	3,798	19.0%
Employment	40,423	66,310	-39.0%	23,722	43,341	-45.3%	16,701	22,969	-27.3%
Other	24,312	23,129	5.1%	21,909	21,468	2.1%	2,403	1,661	44.7%
Direct Marketing	37,590	40,246	-6.6%	37,590	40,246	-6.6%
Other Advertising	415	685	-39.4%	415	685	-39.4%
Total Advertising	$406,328	$488,277	-16.8%	$358,218	$445,497	-19.6%	$48,110	$42,780	12.5%

Circulation	66,055	69,708	-5.2%
Other	17,300	22,042	-21.5%
Total Revenues	$489,683	$580,027	-15.6%

Advertising Revenues by Market:
California	$72,433	$95,226	-23.9%	$64,771	$88,488	-26.8%	$7,662	$6,738	13.7%
Florida	58,229	72,616	-19.8%	51,550	67,127	-23.2%	6,679	5,489	21.7%
Texas	44,139	50,745	-13.0%	40,081	47,112	-14.9%	4,058	3,633	11.7%
Southeast	119,619	138,365	-13.5%	104,150	124,319	-16.2%	15,469	14,046	10.1%
Midwest	64,027	71,828	-10.9%	55,555	65,120	-14.7%	8,472	6,708	26.3%
Northwest	47,524	57,899	-17.9%	42,111	52,081	-19.1%	5,413	5,818	-7.0%
Other	357	1,598	-77.7%	0	1,250	-100.0%	357	348	2.6%
Total Advertising	$406,328	$488,277	-16.8%	$358,218	$445,497	-19.6%	$48,110	$42,780	12.5%

Advertising Statistics for Dailies:
Full Run ROP Linage				7,237.9	8,560.7	-15.5%

Millions of Preprints Distributed				1,535.0	1,645.9	-6.7%

Average Paid Circulation:*
Daily				2,624.2	2,720.5	-3.5%
Sunday				3,232.0	3,360.8	-3.8%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	June Year-to-Date
	Combined			Print Only			Online Only

Revenues - Net:	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Advertising
Retail	$387,255	$419,529	-7.7%	$365,476	$407,096	-10.2%	$21,779	$12,433	75.2%
National	74,907	91,216	-17.9%	66,972	88,037	-23.9%	7,935	3,179	149.6%
Classified Total	275,355	376,612	-26.9%	211,395	308,239	-31.4%	63,960	68,373	-6.5%
Automotive	71,383	85,933	-16.9%	55,178	74,249	-25.7%	16,205	11,684	38.7%
Real Estate	69,835	109,911	-36.5%	61,308	102,427	-40.1%	8,527	7,484	13.9%
Employment	86,864	136,027	-36.1%	52,139	89,963	-42.0%	34,725	46,064	-24.6%
Other	47,273	44,741	5.7%	42,770	41,600	2.8%	4,503	3,141	43.4%
Direct Marketing	72,020	76,892	-6.3%	72,020	76,892	-6.3%
Other Advertising	814	1,051	-22.5%	814	1,051	-22.5%
Total Advertising	$810,351	$965,300	-16.1%	$716,667	$881,315	-18.7%	$93,674	$83,985	11.5%

Circulation	133,919	141,587	-5.4%
Other	33,696	39,698	-15.1%
Total Revenues	$977,966	$1,146,585	-14.7%

Advertising Revenues by Market:
California	$143,514	$187,712	-23.5%	$128,790	$174,532	-26.2%	$14,724	$13,180	11.7%
Florida	120,971	154,797	-21.9%	108,048	143,466	-24.7%	12,923	11,331	14.0%
Texas	89,091	99,185	-10.2%	80,942	92,302	-12.3%	8,149	6,883	18.4%
Southeast	237,281	271,116	-12.5%	206,982	243,312	-14.9%	30,299	27,804	9.0%
Midwest	125,234	138,965	-9.9%	109,422	125,900	-13.1%	15,812	13,065	21.0%
Northwest	93,514	110,472	-15.4%	82,493	99,302	-16.9%	11,021	11,170	-1.3%
Other	746	3,053	-75.6%	0	2,501	-100.0%	746	552	35.1%
Total Advertising	$810,351	$965,300	-16.1%	$716,677	$881,315	-18.7%	$93,674	$83,985	11.5%

Advertising Statistics for Dailies:
Full Run ROP Linage				14,197.2	16,467.5	-13.8%

Millions of Preprints Distributed				3,067.6	3,325.3	-7.7%

Average Paid Circulation:*
Daily				2,670.6	2,775.4	-3.8%
Sunday				3,280.3	3,420.7	-4.1%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.